DATED 30th day of November 2001




                         SOUTHERN PETROLEUM NO LIABILITY


                                   ('SELLER')

                                       AND

                          ENERGY EXPLORATION NZ LIMITED

                              ('SELLER GUARANTOR')

                                       AND

                  SWIFT ENERGY NEW ZEALAND LIMITED (OR NOMINEE)

                                    ('BUYER')

                                       AND

                              SWIFT ENERGY COMPANY

                               ('BUYER GUARANTOR')

                                       AND

                          ENERGY EXPLORATION NZ LIMITED

                                    ('EENZL')

--------------------------------------------------------------------------------
              SOUTHERN PETROLEUM (NEW ZEALAND) EXPLORATION LIMITED SHARE SALE
                             AND PURCHASE AGREEMENT
--------------------------------------------------------------------------------

                                      INDEX



1      DEFINITIONS............................................................................................2

2      INTERPRETATIONS........................................................................................8

3      SALE AND PURCHASE......................................................................................9

   3.1    SALE AND PURCHASE...................................................................................9
   3.2    DIVIDENDS...........................................................................................9
   3.3    PURCHASE PRICE......................................................................................9
   3.4    PAYMENT.............................................................................................9
   3.5    EXISTING EMPLOYEES..................................................................................9
   3.6    LOSS OFFSETS........................................................................................9
   3.7    TAWN DEEP OPTION...................................................................................10
   3.8    RIMU OPTION........................................................................................10
   3.9    OPERATORSHIP.......................................................................................10
   3.10   NOMINATION.........................................................................................10
   3.11   NEW PLYMOUTH LEASE OBLIGATIONS.....................................................................11

4      CONDITIONS............................................................................................11

   4.1    CONDITIONS PRECEDENT TO COMPLETION.................................................................11
   4.2    RESPONSIBILITY.....................................................................................12
   4.3    TERMINATION........................................................................................12

5      PERIOD BEFORE COMPLETION..............................................................................12

   5.1    CARRYING ON OF BUSINESS............................................................................12
   5.2    ACCESS TO WAIHAPA ASSETS, NGAERE ASSETS, EENZL ASSETS AND INFORMATION..............................14
   5.3    PRE-COMPLETION DATE................................................................................14
   5.4    TAX................................................................................................14

6      BUYER GUARANTOR.......................................................................................14

   6.1    GUARANTEE..........................................................................................14
   6.2    LIABILITY UNAFFECTED BY OTHER EVENTS...............................................................15
   6.3    CONTINUING GUARANTEE AND INDEMNITY.................................................................15
   6.4    WARRANTIES BY BUYER GUARANTOR......................................................................15

7      COMPLETION............................................................................................15

   7.1    PLACE AND DATE OF COMPLETION.......................................................................15
   7.2    DELIVERY OF DOCUMENTS BY SELLER....................................................................15
   7.3    REPAYMENT OF ADVANCES..............................................................................17
   7.4    POST-16 NOVEMBER NET REVENUES AND ADJUSTMENT TO PURCHASE PRICE.....................................17
   7.5    BUYER'S OBLIGATIONS AT COMPLETION..................................................................17
   7.6    COMPLIANCE.........................................................................................17
   7.7    ALTERNATIVE BASIS FOR COMPLETION...................................................................18
   7.8    POST COMPLETION....................................................................................18
   7.9    OTHER DOCUMENTS....................................................................................18
   7.10   NAME CHANGE........................................................................................18
   7.11   INCOME TAX RETURN..................................................................................19
   7.12   METERING OBLIGATIONS...............................................................................19
   7.13   NGC GAS AGREEMENT..................................................................................19

8      INDEMNITIES...........................................................................................19

   8.1    SELLER'S INDEMNITY.................................................................................19
   8.2    BUYER'S INDEMNITY..................................................................................19
   8.3    CONSEQUENTIAL LOSS.................................................................................20



   8.4    EXCLUDED LIABILITIES...............................................................................20
   8.5    LIMITATION ON CLAIMS...............................................................................20
   8.6    NOTICE OF CIRCUMSTANCES............................................................................22
   8.7    CONDUCT OF CLAIMS..................................................................................22
   8.8    CONTINUING INDEMNITIES AND SURVIVAL OF INDEMNITIES.................................................22
   8.9    INPUT TAX CREDITS..................................................................................23

9      WARRANTIES............................................................................................23

   9.1    SELLER.............................................................................................23
   9.2    BUYER..............................................................................................23
   9.3    NO WARRANTY UNLESS EXPRESSLY INCLUDED..............................................................23
   9.4    KNOWLEDGE..........................................................................................25
   9.5    DURATION...........................................................................................25

10     PROPERTY..............................................................................................25

11     COSTS, EXPENSES AND DELAYED PAYMENT...................................................................25

   11.1   COSTS AND EXPENSES.................................................................................25
   11.2   LATE INTEREST......................................................................................25

12     TAX...................................................................................................25

   12.1   INDEMNITY..........................................................................................25
   12.2   REFUNDS............................................................................................28
   12.3   GROSS UP...........................................................................................28
   12.4   REFUND OF GROSS UP.................................................................................28
   12.5   LIMITATION ON CLAIMS...............................................................................29

13     CONFIDENTIALITY AND ANNOUNCEMENTS.....................................................................29

   13.1   AGREED ANNOUNCEMENTS...............................................................................29
   13.2   LEGAL REQUIREMENTS.................................................................................29
   13.3   PARTIES TO KEEP CONFIDENTIAL.......................................................................29
   13.4   PERMITTED DISCLOSURE...............................................................................30
   13.5   ADVISERS...........................................................................................30
   13.6   RESPONSIBILITY FOR THIRD PARTIES...................................................................31
   13.7   RESPONSIBILITY FOR AFFILIATE.......................................................................31
   13.8   TERMINATION........................................................................................31
   13.9   SURVIVAL OF CLAUSE 13..............................................................................31

14     GENERAL...............................................................................................31

   14.1   NOTICES............................................................................................31
   14.2   GOVERNING LAW AND JURISDICTION.....................................................................33
   14.3   ARBITRATION........................................................................................33
   14.4   WAIVERS............................................................................................33
   14.5   VARIATION..........................................................................................33
   14.6   ASSIGNMENT.........................................................................................33
   14.7   ENTIRE AGREEMENT...................................................................................34
   14.8   FURTHER ACTIONS....................................................................................34
   14.9   PRIVITY............................................................................................34

15.    SELLER GUARANTOR......................................................................................34

   15.1   GUARANTEE..........................................................................................34
   15.2   LIABILITY UNAFFECTED BY OTHER EVENTS...............................................................34
   15.3   CONTINUING GUARANTEE AND INDEMNITY.................................................................34
   15.4   WARRANTIES BY SELLER GUARANTOR.....................................................................35

16.    NO CONFLICT...........................................................................................35

THIS AGREEMENT is made on the 30th day of November 2001

BETWEEN

SOUTHERN PETROLEUM NO LIABILITY  ("Seller")

AND

ENERGY EXPLORATION NZ LIMITED ("Seller Guarantor")

AND

SWIFT ENERGY NEW ZEALAND LIMITED (or nominee) ("Buyer")

AND

SWIFT ENERGY COMPANY ("Buyer Guarantor")

AND

ENERGY EXPLORATION NZ LIMITED ("EENZL")


WHEREAS:

A.        Seller owns all the Shares in the Company.

B.        The Company owns the Waihapa  Assets,  the Ngaere Assets and the EENZL
          Assets.

C. Prior to the Completion Date the Company will have acquired the EENZL Assets pursuant to the EENZL Asset Sale and Purchase Agreement ("EENZL Agreement") and prior to the Completion Date will have sold its shares in Southern Petroleum (Ohanga) Limited pursuant to the Southern Petroleum (Ohanga) Share Sale Agreement.

D.        Seller has provided  additional capital to ensure that the Company had
          sufficient  funds  to  discharge  its  obligations   under  the  EENZL
          Agreement and the Southern Petroleum (Ohanga) Share Sale Agreement.

E. Seller agrees to sell and Buyer agrees to buy the Shares on the terms and conditions set out in this Agreement.

F. Seller Guarantor agrees to guarantee the performance of Seller's obligations under this Agreement.

G. Buyer Guarantor agrees to guarantee the performance of Buyer's obligations under this Agreement and in respect of Buyer's obligations arising in respect of the Shares.

The Parties AGREE:

1         DEFINITIONS

1.1 Unless the context otherwise requires and subject to Clause 1.2 and 2, any word or expression defined in the Petroleum Legislation has the same meaning herein.

1.2 Unless otherwise required by the context or subject matter, subject to Clause 2:

          "Abandonment Costs" means all costs, charges, expenses, liabilities, Taxes and obligations whatsoever associated with the abandonment of all production facilities and pipelines included with the Waihapa Assets, the Ngaere Assets, and the EENZL Assets to standards required by the Petroleum Legislation consistent with best international industry practice, including without limitation plugging and abandoning wells, removing plant, equipment and infrastructure and restoring and rehabilitating land and dealing with any environmental or other claims and liabilities, regardless of when such costs, charges, expenses, liabilities, Taxes and obligations are incurred;

          "Affiliate" means in relation to any Party, any company which is directly or indirectly affiliated with that Party and in the case of Seller will include Koninklijke Nederlandsche Petroleum Maatschappij, a Netherlands company, the "Shell" Transport and Trading Company p.l.c., an English company and any company which is for the time being directly or indirectly affiliated with these two companies or either of them. For the purposes of this definition, a particular company is:

          (a) directly affiliated with a company or companies if the latter beneficially holds 50% or more of the shares carrying the right to vote at a shareholders meeting (or its equivalent) of the particular company; or

          (b) indirectly affiliated with a company or companies ("the parent company or companies") if a series of companies can be specified, beginning with the parent company or companies and ending with the particular company, so related that each company in the series, except the parent company or companies, is directly or indirectly affiliated with one or more companies earlier in the series;

          "Agreed Rate" means the average 30 day rate of interest quoted on the page captioned BKBM of the Reuters screen at 11:00am (New Zealand time) on the first Business Day of each month or part month for which interest is to be calculated, as an average of those daily rates for the relevant period;

          "Ahuroa Permit" means Petroleum Mining Licence 38139 issued by the Minister on 17 November 1987:

          "Bank Account" means:

          The National Bank of New Zealand Wellington Branch at Chase Manhattan Bank One Chase Manhattan Plaza New York 10081 Account Number:
          001-1-941473 Reference: SHELLN-USD00

          "Business Day" means a day other than a Saturday or Sunday on which trading banks are open for general banking business in Wellington, New Zealand;

          "Commercial Contracts" means the contracts listed in Schedule 3;

          "Company" means Southern Petroleum (New Zealand) Exploration Limited;

          "Companies Act" means the Companies Act 1993;

          "Completion" means completion of the sale and purchase of the Shares under Clause 7;

          "Completion Date" means the later of:

          (a) the day falling three (3) Business Days after Seller advises Buyer that the conditions in Clause 4.1 are satisfied; or

          (b)       23.59 hours on 31 December 2001;

          "Confidentiality Agreement" means the agreement dated 6 June 2001 between an Affiliate of Seller and Buyer, in respect of the confidentiality of information provided by or on behalf of such Affiliate to Buyer for the purpose of Buyer evaluating the Waihapa Assets, the Ngaere Assets, the EENZL Assets and other assets of the Company and its Affiliates;

          "Data Room" means the room at the offices of an Affiliate of Seller accessed by Buyer or any of its advisers or representatives, or such other place as information was provided or questions answered by or on behalf of Seller or the Company, as part of Buyer's due diligence investigations on the Waihapa Assets, the Ngaere Assets, the EENZL Assets and other assets of the Company and its Affiliates;

         "Disclosure Materials" means:

         (a)        this Agreement;
         (b)        all information and data provided in the Data Room;
         (c) all information available by searches of the public registers in New Zealand located at the Companies Office, the Ministry of Economic Development, Land Information Memoranda from local authorities, and the Commerce Commission Public Register ; and
         (d) all other information and data in connection with the transaction contemplated by this Agreement provided or communicated in writing, (whether electronically or any other manner) to Buyer, its Affiliates, representatives, advisers or employees by Seller, the Company or any of their Affiliates or any of their representatives, advisers or employees or any other person, before the date of this Agreement;

          "Distribution" has the meaning ascribed to that term in the Companies Act 1993;

          "Documents"  mean  any  deed  of  assignment,   assumption,  covenant,
          novation or other agreement required to effect the assignment and transfer of the Shares;

          "EENZL Agreement" means the asset purchase agreement relating to the Company's purchase of the EENZL Assets executed and a copy of which is attached in Appendix A;

          "EENZL Assets" means EENZL's interest in and derived from or related to the Permits and in and under the TAWN Joint Venture Operating Agreement, and being the subject of the EENZL Agreement;

          "Effective Date" means 1 January 2001;

          "Encumbrance" means any overriding royalty interest, carried interest, net profit interest, mortgage, charge, pledge, bill of sale, lien, production payment or agreement for the sale of production or forward sale of production, or other material adverse contractual liability or obligation attached to the Waihapa Assets, the Ngaere Assets, EENZL Assets or the Shares, including but not limited to any agreement to grant or create any of the above;

          "Environmental Claims" means all liabilities, obligations, costs, damages, fines, penalties, actions, judgements, suits, demands, proceedings, disbursements, claims and expenses whatsoever arising directly or indirectly as a result of:

          (a) the use of any land associated with the Waihapa Assets, the Ngaere Assets and/or the EENZL Assets by Buyer or by the Company after the Effective Date;

          (b) any remediation, restoration or amelioration activities being taken or required in respect of land or waters associated with the Waihapa Assets, the Ngaere Assets and/or the EENZL Assets or the Company, as a result of any pollution or contamination (no matter when or by whom such pollution or contamination was caused);

          (c) any remediation, restoration or amelioration activities being taken or required in respect of any other property as a result of any pollution or contamination on, or which emanated from, any land or waters associated with the Waihapa Assets, the Ngaere Assets and/or the EENZL Assets or the Company (no matter when or by whom such pollution or contamination was caused); and

          (d) a claim of any description whatsoever made by a third party which arises directly or indirectly as a result of any pollution or contamination on, or which emanated from, any land or waters associated with the Ngaere Assets, Waihapa Assets, the EENZL Assets and/or the Company (no matter when or by whom such pollution or contamination was caused);

          "Execution Date" means 30 November 2001;

          "Gas Export Pipeline" means the Company's 96.76% indirect interest (following completion of the EENZL Agreement) in the gas export pipeline which is currently owned by the TAWN Joint Venturers and runs between the Waihapa Production Facilities and the New Plymouth Power Station;

          "GST" means goods and services tax imposed under the Goods and Services Tax Act 1985 ("GST Act");

          "Governmental   Agency"   means  any   government   or   governmental,
          semi-governmental,    administrative,   fiscal   or   judicial   body,
          department, commission, authority, tribunal, agency or entity;

          "Information" means geological, geophysical or technical information within the custody or control of Seller being information that relates to the presence, absence, extent or production of hydrocarbon deposits in the areas of the Permits and which has been obtained from the exploration and prospecting for or production of Petroleum within the area of the Permits including, without limitation, the books, records, seismic (excluding the TAWN `3D' seismic data) and interpretative data, notes, drawings, maps and other information (in various media) related to the Permits;

          "Interim Period" means the period on and from the Effective Date to, and including, the Completion Date;

          "Inventory" means the Company's 100% interest in the inventory listed in Appendix G;

          "Kaimiro Licence" means Petroleum Mining Licence 38091 issued by the Minister on 4 April 1984;

          "Mangahewa Field Asset Sale and Purchase Agreement" means the agreement to be entered into on or before the date of this Agreement between Energy Exploration NZ Limited and Southern Petroleum (Ohanga) Limited relating to the sale of the participating interest in the Mangahewa Permit and associated assets;

          "Mangahewa Permit" means Petroleum Mining Permit 38150 issued by the Minister on 1 May 2001;

          "Minister" means the Minister of Energy or any other Minister for the time being exercising the powers conferred on the Minister of Energy by the Petroleum Act 1937 or the Crown Minerals Act 1991;

          "Net Revenue" means the amount of the net revenues of the Company (which for the purposes of this Agreement includes the net revenues of the EENZL Assets) calculated in accordance with the methodology applied to calculate "Total Due to Buyer re Interim Period" in
          Schedule 7;

          "New Plymouth Lease Obligations" means the obligations described in the letter annexed in Appendix H;

          "New Shares" means the 173,795,000 ordinary shares in the capital of the Company to be issued to Seller and subsequently transferred to Buyer together with such other additional shares as are necessary to provide the Company with sufficient funding in combination with the Company's other sources of finance including the dividend to be paid to the Company by Southern Petroleum (Ohanga) Limited (utilising the proceeds of the sale of assets under the Mangahewa Field Asset Sale and Purchase Agreement) and the proceeds arising on completion of the Southern Petroleum (Ohanga) Share Sale Agreement), to:

          (a)       repay existing intercompany debt;

          (b) meet the Company's obligation to pay the purchase price for the EENZL Assets under the EENZL Agreement; and

          (c)       meet Seller's obligations under this Agreement;

          "Ngaere Assets" means the Company's 36.67% participating interest in the Ngaere Permit, and the TAWN Joint Venture Operating Agreement which it held prior to acquiring the EENZL Assets;

          "Ngaere Permit" means Petroleum Mining Licence 38141 issued by the Minister on 4 May 1988;

          "Ngatoro Permit" means Petroleum Mining Permit 38148 issued by the Minister on 23 December 1996;

          "Ngatoro Spur Line" means the Petroleum liquids pipeline currently owned by the TAWN Joint Venturers used for the transportation of Petroleum liquids from the Kaimiro Permit and the Ngatoro Permit to the Oil Export Pipeline;

          "NGC Gas Agreement" has the meaning ascribed to that term in clause 7.13;

          "Oil Export Pipeline" means the oil export pipeline which runs between the Waihapa Production Facilities and the Omata Tank Farm and which is currently owned by the TAWN Joint Venturers and includes the Ngatoro Spur Line;

          "Omata Tank Farm" means the crude oil and condensate storage facility currently owned by an Affiliate of Seller and situated at Omata, New Plymouth;

          "Party" means a party to this Agreement;

          "Permits" means the Ahuroa Permit, the Ngaere Permit, the Tariki Permit and the Waihapa Permit;

          "Petroleum" has the meaning given in the Crown Minerals Act 1991;

          "Petroleum Legislation" means the Petroleum Act 1937 and the Crown Minerals Act 1991 as well as all regulations, administrative directions, programmes and determinations made under either or both of those Acts;

          "Post-16 November Net Revenues" means the Net Revenue for the calendar month of November 2001 less NZ$1,964,959 plus all Net Revenue from and including 1 December 2001 until Completion;

          "Purchase Price" means the cash consideration of US$54,781,000;

          "Rimu Assets" means Buyer's 90% interest in Petroleum Exploration Permit 38719 and Buyer's interest in the Petroleum Mining Permit application relating to Petroleum Exploration Permit 38719 (or any resulting Petroleum Mining Permit (if granted)), and 100% of the Rimu Production Facilities;

          "Rimu Confidentiality Agreement" means the agreement dated 17 August 2001 between Buyer and an Affiliate of Seller (as varied by the agreement dated 27 November 2001) in respect of the confidentiality of information provided by Buyer for the purpose of Seller's evaluation of the Rimu Assets;

          "Rimu Production Facilities" means the full production and processing facilities owned by Swift Energy New Zealand Limited located within the area of Petroleum Exploration Permit 38719 designed to produce specification gas, specification propane and butane, and stabilised crude;

          "Shares" means all of the shares in the Company comprising the ordinary shares set out in Schedule 6 and the New Shares to be issued by the Company to fund its obligations under the EENZL Agreement;

          "Southern Petroleum (Ohanga) Share Sale Agreement" means the agreement entered into on or about the date of this Agreement between the Company and relating to the sale of shares in Southern Petroleum (Ohanga) Limited, executed and attached as Appendix B;

          "Tariki Permit" means Petroleum Mining Licence 38138 issued by the Minister on 17 November 1987;

          "TAWN Deep Option" means the option agreement described in clause 3.7;

          "TAWN Deep Operations Agreement" means the operating agreement to be agreed between the Parties and executed as contemplated in accordance with clause 4.1(f);

          "TAWN Deep Option Reservoirs" means that part of the land and parts of the Permits that are stratagraphically described as every formation underlying the base of Tikorangi limestone within (the Waihapa Permit and the Ngaere Permit) and every formation underlying the base Tariki sandstone within the Tariki Permit and the Ahuroa Permit;

          "TAWN Joint Venture" means the joint venture formed and existing pursuant to the TAWN Joint Venture Operating Agreement;

          "TAWN Joint Venture Operating Agreement" means the Joint Venture Operating Agreement dated 14 April 1986 by the then participants in Petroleum Prospecting Licences 38034 and now applicable to the Permits;

          "TAWN Joint Venturers" means the parties from time to time to the TAWN Joint Venture Operating Agreement;

          "TAWN Land" means the Company's 96.76% indirect interest (following completion of the EENZL Agreement) in those real property rights and titles held by the Company or its Affiliates relating to the Permits through its participation in the TAWN Joint Venture Operating Agreement, as set out in Schedule 2;

          "TAWN Operator" means the operator of the TAWN joint venture pursuant to the TAWN Joint Venture Operating Agreement, currently being EENZL, acting in that capacity and not as holder of a participating interest in the TAWN Joint Venture;

          "Tax Act" means the Income Tax Act 1994;

          "Tax" includes any and all forms of tax (both domestic and foreign imposed by any level of government or any public body) and in particular (but without limitation):

          (a) income tax, goods and services tax, fringe benefit tax, stamp duty, land tax, gift duty, dividend withholding payments, Energy Resources Levy (if applicable), government royalties and excess retention tax;

          (b) all other statutory or governmental impositions, dues, duties, levies, tariffs, charges, rates or local taxes; and

          (c) all charges, interest, penalties, fines, additional tax, costs and expenses incidental and relating to or arising in connection with the re-assessment of any tax or to the negotiation of any closing of any dispute as to the liability of any person for any tax, or any actual or threatened taxation claim or proceeding taken in connection with any tax.

          "Taxation" and "Taxes" will be construed accordingly;

          "US$" means the lawful currency of the United States of America;

          "Waihapa Assets" means the Company's 36.67% participating interest in the Waihapa Permit and the TAWN Joint Venture Operating Agreement which it held prior to acquiring the EENZL Assets;

          "Waihapa Permit" means Petroleum Mining Licence 38140 issued by the Minister on 17 November 1987;

          "Waihapa Production Facilities" means the facilities owned by the TAWN Joint Venturers including but not limited to the Tariki/Ahuroa gas plant, located within the area of the Waihapa Permit and currently used for Petroleum production, processing, gathering, treatment, storage and transportation operations; and

          "Wilful Misconduct" means any act or omission done or omitted with deliberate or reckless disregard for reasonably foreseeable and harmful consequences, but not including any error of judgement, mistake, act or omission, whether negligent or not, by a Party or any Affiliate of a Party or any director, officer, employee or agent of a Party or an Affiliate of a Party.

2         INTERPRETATIONS

          In this Agreement, unless the context otherwise requires:

          (a) headings are for convenience only and do not affect the interpretation of this Agreement;
          (b)       words  importing  the  singular  include the plural and vice versa;
          (c)       words importing a gender include any gender;
          (d) other parts of speech and grammatical forms of a word or phrase defined in this Agreement have a corresponding meaning;
          (e) a reference to a Clause or Schedule is a reference to a clause of or schedule to this Agreement;
          (f)       a reference  to this  Agreement  includes  the  Recitals and
                    Schedules;
          (g) a reference to any law, statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing them, and a reference to a law or statute includes all regulations, proclamations, programmes, ordinances and by-laws issued under that law or statute;
          (h) a reference to a document or permit includes any agreement in writing, or any certificate, notice, instrument or other document of any kind and any amendment or supplement to or replacement or novation of them;
          (i) a reference to a party to a document includes that party's successors and permitted assigns;
          (j) where the day on or by which any thing is to be done is not a Business Day, that thing must be done on the next succeeding Business Day;
          (k) no rule of construction applies to the disadvantage of a Party because that Party was responsible for the preparation of this Agreement or any part of it; and
          (l) all references to "$" or "Dollars" are references to New Zealand dollars unless otherwise specified.

3         SALE AND PURCHASE

3.1       Sale and Purchase

          Seller agrees to sell and Buyer agrees to buy the legal and beneficial title to the Shares free from any Encumbrances and with the benefit of all rights attaching to the Shares on or after the date of this Agreement, on the terms and conditions set out in this Agreement.

3.2       Dividends

          Buyer shall be entitled to all dividends payable on the Shares as from the Effective Date.

3.3       Purchase Price

          Buyer shall pay to Seller the Purchase Price in the manner and at the time as provided for in this Agreement.

3.4       Payment

          The Purchase Price shall be paid at Completion.

3.5       Existing Employees

          To the extent any person employed in connection with the Waihapa Assets, the Ngaere Assets, the EENZL Assets or the Kaimiro, McKee and Mangahewa petroleum mining licences/permits is not currently employed by the Company, Buyer or an Affiliate of Buyer will prior to the Completion Date make to each employee selected by Buyer or an Affiliate of Buyer and who is employed in connection with the Waihapa Assets, the Ngaere Assets, the EENZL Assets, or the Kaimiro, McKee and Mangahewa petroleum mining licences/permits both in the field and the local office a written offer, in form and substance acceptable to Seller, which offer will remain open for a reasonable period, offering to employ each such employee with effect on and from the Completion Date on terms and conditions of employment at least equivalent to the existing terms and conditions (including superannuation and redundancy entitlements or benefits and recognition of continuity of service) and in a manner which does not result in Seller or its Affiliates being liable to pay more than 70% of the total redundancy or severance payments arising out of termination of those employees to whom offers are not made or who do not accept such offers and who are made redundant. Buyer or an Affiliate of Buyer will be liable for and indemnify Seller and its Affiliates in respect of not more than 30% of the total redundancy or severance payments referred to above.

3.6       Loss Offsets

          (a) Seller or any of its Affiliates is entitled to elect to offset against the net income of Seller or such Affiliate any income tax losses of the Company up to the Completion Date which would otherwise be eliminated as a result of this Agreement.

          (b) Buyer shall co-operate and procure the Company to co-operate with Seller in the provision of reasonable assistance in that regard.

3.7       TAWN Deep Option

          Seller will, and Buyer agrees to procure the Company to, negotiate the terms of a "put" option agreement, whereby the Company shall have the right exercisable at any time within one year after Completion to "put" 50% of Company's 96.76% interest (following completion of the EENZL Agreement) in the TAWN Deep Option Reservoirs to Seller or a Seller Affiliate and whereby Seller will have the right within one year after receiving the "put" notice from Buyer to take up all, or part, or none of such interest on terms and conditions to be agreed by the Parties including the transfer by Seller or Seller Affiliate of the TAWN `3D' seismic data (but with an exercise price of US$1 to be paid and the transfer of the TAWN `3D' seismic data to take place within 1 Business Day of the exercise of such "put" option regardless of whether any such interest is transferred). If the interest is put it will be on ground floor terms meaning no promote, no historical cost reimbursement or other financial burden. The terms of the operating arrangement will require unanimity between Company and Seller as to any work programme or expenditures in respect of the TAWN Deep Option Reservoirs. If Seller accepts the put the interest will be held preferably by way of direct equity participation in the relevant portion of the Permits but if this is not possible then a contractual structure to achieve the required structure will be agreed.

3.8       Rimu Option

          (a) Buyer grants Seller an exclusive option to acquire an interest in the Rimu Assets, in the form attached in Appendix I, including the area of mutual interest provision, but subject to paragraph (b) below, so that on the exercise of the option by Seller, Seller shall acquire a 25% interest in the underlying permits and associated surface facilities of the relevant assets and bring the area of mutual provision into effect.

          (b) The Parties agree that the terms and conditions relating to the purchase of those permits and allocated surface facilities of the relevant Rimu Assets are expected to be substantially in the form attached to the "Exclusive Option to Purchase an Interest in the Rimu Facilities" in Appendix I, however the Parties specifically reserve their positions in regard to those terms and conditions, particularly those relating to liabilities, warranties and taxation which are yet to be agreed.

3.9       Operatorship

          On or before the Completion Date Seller will procure the appointment of the Company as TAWN Operator.

3.10      Nomination

          (a) Notwithstanding any provision contained in this Agreement to the contrary, Buyer may nominate another company or party to complete Buyer's obligations under this Agreement, and to give effect to such nomination. Buyer shall advise Seller of the company which Buyer so nominates, provided that Buyer shall not be entitled to nominate any company that at both the time of nomination and completion, is not a wholly owned subsidiary of Swift Energy Company.

          (b) Notwithstanding any nomination by Swift Energy New Zealand Limited pursuant to the provisions of clause 3.10(a), Swift Energy New Zealand Limited shall at all times unconditionally guarantee the due performance of all the terms and conditions of this Agreement, and the failure to perform any of the terms and conditions of this Agreement by such nominee shall not release or relieve Swift Energy New Zealand Limited from any liability pursuant to this Agreement.

3.11      New Plymouth Lease Obligations

          Buyer agrees to assume the lease obligations that will result from exercise by Buyer of the first right of refusal described in the letter annexed in Appendix H.

4         CONDITIONS

4.1       Conditions Precedent to Completion

          The respective obligations of Seller to sell and Buyer to purchase the Shares are conditional upon all the following occurring prior to
          Completion:

          (a) the dealings evidenced by the EENZL Agreement being approved as may be required under the Petroleum Legislation on terms that are acceptable to Buyer and Seller;

          (b) execution of all Documents required under Clause 7.2 by Seller, Buyer, the Company and all of the parties required under the relevant Commercial Contracts;

          (c) receipt of required waivers of pre emptive rights or failure by the other TAWN Joint Venturers to exercise such pre-emptive rights within the time limits required by the TAWN Joint Venture Operating Agreement under the TAWN Joint Venture Operating Agreement;

          (d) the transactions evidenced by this Agreement being approved (or not objected to) on terms that are acceptable to Buyer in accordance with the provisions of the Overseas Investment Act 1973, if the transaction is subject to the provisions of that legislation, provided that in any event where a relevant consent imposes conditions that:

                    (i) the consent will lapse if the Shares have not been acquired within 12 months of the consent; and/or

                    (ii) that the activities of the Company be restricted to the present business of the Company,

                    then these conditions shall be deemed to be acceptable to Buyer;

          (e) execution and completion of the EENZL Agreement and the Southern Petroleum (Ohanga) Share Sale Agreement which provides for the result that the Company at the Completion Date to be beneficially entitled to a 96.76% interest in the Ngaere Assets, the Waihapa Assets, the EENZL Assets, the Commercial Contracts, Gas Export Pipeline, the Ngatoro Spur Line, Oil Export Pipeline, TAWN Joint Venture, TAWN Land, the Tawn Deep Option Reservoirs and the Waihapa Production Facilities;

          (f) an agreement being concluded by the TAWN Joint Venturers and the holder(s) of the Kaimiro Licence and the Ngatoro Permit formally granting rights of access to and capacity on the Oil Export Pipeline for production from the areas of the Kaimiro Licence and the Ngatoro Permit at an agreed tariff as specified in the Commercial Contracts and otherwise on terms that are acceptable to Buyer and Seller;

          (g) execution of the TAWN Deep Option Agreement, the TAWN Deep Operations Agreement and the Rimu Option referred to in clauses 3.7 and 3.8;

          (h) documents evidencing the appointment of the Company as the TAWN Operator;

          (i) Seller arranging with the Inland Revenue Department for the TAWN Joint Venture to have its own GST registration from the Completion Date on terms reasonably acceptable to Buyer and to Seller;

          (j) Seller being satisfied that no material liability, whether actual or contingent, exists in respect of the Company's own GST registration.

4.2       Responsibility

          The conditions set out in Clause 4.1 are for the benefit of each of Seller and Buyer and cannot be unilaterally waived. Buyer must use all reasonable endeavours to fulfil the conditions in Clause 4.1(a), (b),
          (d) and (g) in a timely manner and Seller must provide all reasonable assistance. Seller must use all reasonable endeavours to fulfil the conditions in Clause 4.1(a), (b), (c), (e), (f), (g), (h), (i) and (j) in a timely manner and Buyer must provide all reasonable assistance.

4.3       Termination

          (a) The Party obliged to seek satisfaction of a condition contained in Clause 4.1 must keep the other Party regularly informed on the progress of the satisfaction of that condition and within 2 Business Days of satisfaction of that condition give notice to the other Party of that fact. If a Party is unable to satisfy a condition contained in Clause 4.1, it shall immediately notify the other Party.

          (b) If Completion does not occur within 120 Days after the date of this Agreement or such later time as the Parties may agree in writing, either Seller or Buyer may terminate this Agreement by written notice to the other and no Party will be under any further liability to the others, except in respect of any antecedent breaches of this Agreement.

5         PERIOD BEFORE COMPLETION

5.1       Carrying on of Business

          Seller shall, and shall procure that the Company shall, between the date of this Agreement and the Completion Date, subject to obligations of confidentiality where relevant:

          (a) inform and consult with Buyer and obtain the prior written consent of Buyer on all material matters relating to the operation of the Ngaere Assets, the Waihapa Assets and the EENZL Assets and, in particular, Seller will consult with Buyer before it:

                    (i) approves any new work programme and budget of operations; or
                    (ii) approves any drilling operations which are not at the date of this Agreement approved or identified in an approved work programme and budget;

          (b) not dispose of any Ngaere Assets or any Waihapa Assets or any EENZL Assets or any interest of Seller in the Commercial Contracts, Gas Export Pipeline, Ngatoro Spur Line, Oil Export Pipeline, TAWN Joint Venture, TAWN Land, the TAWN Deep Option Reservoirs and the Waihapa Production Facilities other than disposals of Petroleum pursuant to the Commercial Contracts in the ordinary course of business, without the prior written consent of Buyer;

          (c) not create or cause the Company or any Affiliate to create any Encumbrances over any of the Ngaere Assets, the Waihapa Assets or the EENZL Assets or the Shares or any interest of Seller in the Commercial Contracts, Gas Export Pipeline, Ngatoro Spur Line, Oil Export Pipeline, TAWN Joint Venture, TAWN Land, the TAWN Deep Option Reservoirs and the Waihapa Production Facilities without the prior written consent of Buyer such consent not to be unreasonably withheld;

          (d) ensure that the Company does not without the prior written approval of Buyer:

                    (i) give notice of or otherwise institute any sole risk operation;
                    (ii) farm-out the Ngaere Assets, the Waihapa Assets or the EENZL Assets;
                    (iii) surrender or relinquish any part of the Ngaere Assets, the Waihapa Assets or the EENZL Assets (subject to any requirement pursuant to the Petroleum Legislation); or
                    (iv) execute any instrument amending, waiving or cancelling any provision of the Commercial Contracts;

          (e) provide to Buyer copies of all significant Information supplied by or obtained from the TAWN Operator in respect of the Ngaere Assets, the Waihapa Assets and the EENZL Assets or the Shares or any interest of Seller in the Commercial Contracts, Gas Export Pipeline, Ngatoro Spur Line, Oil Export Pipeline, TAWN Joint Venture, TAWN Land, the TAWN Deep Option Reservoirs and the Waihapa Production Facilities, during that time, including any geological, geophysical or engineering or other interpretations, forecasts or evaluations of such Information;

          (f) ensure that the Company does not seek any variations to the conditions of the Permits without Buyer's prior written consent (subject to any requirement pursuant to the Petroleum Legislation);

          (g) not enter into any major transaction (as defined in the Companies Act) other than the EENZL Agreement and the Southern Petroleum (Ohanga) Share Sale Agreement;

          (h)       ensure that the Company does not;

                    (i) issue any Shares, options or other securities other than the New Shares;

                    (ii) declare or pay any dividend or other Distribution (except as provided for in this Agreement or without the prior written consent of Buyer);

                    (iii) effect any Distribution or make loan or other payment (other than a payment in the ordinary course of business) to its shareholders or any other person;

                    (iv)      buy back any of its own shares; or

                    (v)       redeem any shares;

          (i) ensure that no action is taken, or omitted to be taken, by the Company, Seller or any other person which may adversely affect the rights attaching to the Shares; and

          (j) inform and consult with Buyer on all Taxation returns, reports, declarations, notices, certificates, reconciliations and other information required to be lodged by the Company with the appropriate government body between the date of this Agreement and the Completion Date.

          Subject to the foregoing  provisions  contained in  subclauses  (a) to
          (j), Seller may procure the Company, and the Company may, carry on its business in the ordinary course.

5.2       Access to Waihapa Assets, Ngaere Assets, EENZL Assets and Information

          In addition to its obligations under Clause 5.1, between the date of this Agreement and the Completion Date Seller will, subject to any confidentiality restrictions contained in the TAWN Joint Venture Operating Agreement and the Commercial Contracts and subject to Clause 13, give Buyer reasonable access to the Waihapa Assets, Ngaere Assets, EENZL Assets and Information and any other matters relating to the Commercial Contracts during normal working hours and allow Buyer to make copies thereof, at Buyer's cost.

          In exercising its rights under this Clause 5.2, Buyer will not interfere with the business or operations of Seller, the Company or the TAWN Operator.

5.3       Pre-Completion Date

          The Parties shall co-operate to obtain, by the Completion Date, the execution of any required consents and releases which may be required under the Commercial Contracts as a result of either the transaction evidenced by the EENZL Agreement or the change of control of the Company from the parties to the Commercial Contracts, and to give any notices on the Completion Date such that the Company retains the benefit of and remains subject to the obligations under the Commercial Contracts.

5.4       Tax

          Seller acknowledges that Buyer intends to make an election pursuant to section 338(g) of the United States Internal Revenue Code of 1986, as amended, with respect to the sale of the Company. Buyer shall allocate the "aggregate deemed sales price" for the deemed sale of the assets resulting from making the section 338(g) election and Seller, if requested by Buyer, shall consent to such allocation.

6         BUYER GUARANTOR

6.1       Guarantee

          In consideration of Seller entering into this Agreement and each of the Documents at the request of Buyer Guarantor, Buyer Guarantor:

          (a) unconditionally and irrevocably guarantees to Seller on demand the due and punctual performance by Buyer of all its obligations under this Agreement and each of the Documents; and

          (b) separately indemnifies Seller against any claim, action, damages, loss, expense, liability or obligation which may be incurred or sustained by Seller in connection with any default or delay by Buyer in the due and punctual performance of any of its obligations under this Agreement and each of the Documents.

6.2       Liability unaffected by other events

          The liability of Buyer Guarantor under this Clause 6 is not affected by any act, omission or thing which, but for this Clause 6, might in any way operate to release or otherwise exonerate or discharge Buyer Guarantor from any of its obligations including without limitation, the entry into any of the Documents in a form not approved by Buyer Guarantor, the grant to Buyer or any other person of any time, waiver or other indulgence, or the discharge or release of Buyer or any other person from any obligation.

6.3       Continuing guarantee and indemnity

          The guarantee and indemnity constituted by this Clause 6:

          (a) extends to cover Buyer's obligations under this Agreement and each of the Documents, all as may be amended, varied or replaced, whether with or without the consent of Buyer Guarantor; and

          (b) is a continuing guarantee and indemnity and, despite Completion, re-transfer of the Shares to Seller, transfer of any part or all of the Shares or termination of this Agreement, remains in full force and effect for so long as Buyer or any successor or permitted assignee of Buyer has any actual or contingent liability or obligation to Seller or its Affiliates, sucessors or assigns under this Agreement.

6.4       Warranties by Buyer Guarantor

          (a) Buyer Guarantor makes the warranties set forth in Schedule 4 (as if each reference therein to Buyer were to Buyer Guarantor) in favour of Seller as at the Execution Date and as at the Completion Date.

          (b) Buyer Guarantor notes the acknowledgments of Buyer contained in Clause 9.3 and confirms that such acknowledgments apply equally to Buyer Guarantor.

7         COMPLETION

7.1       Place and Date of Completion

          Subject to the satisfaction of the conditions set out in Clause 4.1, Completion shall take place at 0600 hours on 31 December 2001 or on the Completion Date (whichever is the later) at the offices of Shell (Petroleum Mining) Company Limited in Wellington, New Zealand, or at such other time or place as the Parties may agree.

7.2       Delivery of Documents by Seller

         At Completion, Seller shall deliver to Buyer the Documents, which, without limiting the generality of the defined term will include:

         (a) registrable transfers of the Shares executed by Seller or the relevant transferor in favour of Buyer, or Buyer's designated nominee, together with the relevant share certificates or a certificate from a director of the Company certifying that no share certificates have been issued;

          (b) any waivers or consents, whether under the Company's constitution or otherwise, which are or may be required to enable Buyer or its nominee to be registered as the holder of the Shares, each waiver or consent to be in a form acceptable to Buyer;

          (c) the written resignations of all the directors of the Company from their respective offices as director with written confirmation that they are owed no money by the Company and have no claim against the Company;

          (d) (i) the common seal, certification of registration and incorporation, minute book, share register, and interests register; and

                    (ii) all other statutory and other records and registers of the Company, copies of all correspondence with the Inland Revenue Department and all financial statements of the Company, in each case in the known possession of the Company or its Affiliates after reasonable and careful enquiry by EENZL, the Company and their Affiliates;

          (e) releases of all encumbrances over the Shares and releases of any guarantees or indemnities given by the Company other than under the TAWN Joint Venture Operating Agreement, under the Permits and/or the Commercial Contracts, in a form acceptable to Buyer;

          (f) evidence acceptable to Buyer that all moneys have been repaid under sub-clause 7.3;

          (g) a unanimous resolution in writing of the board of directors of the Company (passed prior to the taking effect of the resignations referred to at paragraph 7.2(c) above):

                    (i)       revoking   all  mandates  to  bankers  and  giving
                              authority in favour of the directors appointed under paragraph 7.2(h) below, or other persons nominated by Buyer, to operate the Company's bank accounts;

                    (ii) approving for registration the transfer of the Shares;

                    (iii) authorising such administrative matters as Buyer may reasonably require in that regard;

          (h) a unanimous resolution in writing of the shareholders of the Company;

                    (i) appointing such persons as Buyer may nominate to be directors of the Company; and

                    (ii) authorising such administrative matters as Buyer may reasonably require in that regard;

          (i)       any consents or releases  obtained in accordance with clause
                    5.3;

          (j) evidence of execution and completion of the EENZL Agreement and the Southern Petroleum (Ohanga) Share Sale Agreement; and

          (k) documents evidencing the resignation of EENZL as the TAWN Operator and the appointment of the Company as the TAWN Operator.

7.3       Repayment of advances

          Subject to 7.4, the following must be paid or discharged on or before the Completion Date:

          (a) all money or other obligations (whether actual or contingent) owed to the Company by Seller and any of its Affiliates or any other persons (other than debtors arising in the ordinary course of business to the extent the debtors are for amounts not included in the calculation of the "Total Due to Buyer re Interim Period" in Schedule 7);

          (b) all money or other obligations other than in respect of income tax relating to the period from 1 January 2002 (whether actual or contingent) owed by the Company to Seller and any of its Affiliates, financial institutions, shareholder or any other person (other than creditors arising in the ordinary course of business to the extent the creditors are for amounts not included in the calculation of the "Total Due to Buyer re Interim Period" in Schedule 7); and

          (c) subject to clause 8.4, all money or other obligations (whether actual or contingent) owed by the Company to any person prior to or in relation to the period prior to the Effective Date.

7.4       Post-16 November Net Revenues and Adjustment to Purchase Price

          (a) An amount equal to the Post-16 November Net Revenues will be owed by Seller Affiliate to the Company on Completion.


          (b) The obligation for Seller Affiliate to repay the amount of the Post-16 November Net Revenues referred to in (a) to the Company, shall be satisfied by:

                    (i) an amount equal to the Post-16 November Net Revenues relating to 17 to 30 November 2001 being paid by Seller Affiliate into a bank account nominated by Buyer on or before the Completion Date; and

                    (ii) an amount equal to the Post-16 November Net Revenues relating to the period from 1 December 2001 to the Completion Date being paid by Seller Affiliate into a bank account nominated by Buyer within 60 days of the Completion Date.

7.5       Buyer's Obligations at Completion

          On or before Completion Buyer must:

          (a) pay to Seller the Purchase Price by means of electronic transfer or transfers of immediately available funds to the Bank Account in the name of Seller;

          (b) execute and deliver to Seller an executed counterpart of each of the relevant Documents delivered pursuant to Clause 7.2.

7.6       Compliance

                    Neither Seller nor Buyer shall be obliged to proceed to Completion unless the other Party has complied with all of its material obligations under this Clause 7 provided that the exercise of any right not to proceed to Completion shall not prejudice the right of Seller or Buyer, as the case may be, to pursue any remedy for failure by the other Party to comply with its obligations under this Clause 7.

7.7       lternative Basis for Completion

          If, within 90 Days after the date of this Agreement, all of the documentation specified in Clause 7.2 to be delivered at the
          Completion Date has not been executed by all of the parties thereto (other than Buyer, Seller and the Company), then the Parties shall confer to discuss whether or not Completion can or should proceed in accordance with this Clause 7 and, if the Parties agree on an alternative basis for Completion, then Completion shall proceed as modified by that agreement. Completion may not proceed in any circumstances if Seller reasonably believes it would result in a material breach of a provision of any Commercial Contract requiring the consent or approval of the other party or parties thereto.

7.8       Post Completion

          At and from Completion, Seller is responsible and will indemnify Buyer for all liabilities, obligations expenses, claims and outgoings in relation to the Ngaere Assets, the Waihapa Assets, the EENZL Assets the Commercial Contracts, Gas Export Pipeline, Ngatoro Spur Line, Oil Export Pipeline, TAWN Joint Venture, TAWN Land, the TAWN Deep Option Reservoirs and the Waihapa Production Facilities arising on and after the Effective Date as a direct result of the Wilful Misconduct of Seller during the Interim Period.

7.9       Other Documents

          Within 30 Days of Completion Seller will ensure that the Company has in its possession:

          (a) all technical and other data, books, records, accounts, contracts, maps, notes, drawings and other written information constituting the Information which has been provided in the Disclosure Materials (other than that referred to in paragraph (d) of the definition of Disclosure Materials); and

          (b) all original Commercial Contracts (to the extent that they are in the possession of or under the control of Seller or its Affiliates) or otherwise copies thereof and any other documents which have been provided in the Disclosure Materials (other than those referred to in paragraph (d) of the definition of Disclosure Materials) that evidence the Company's title to or interest in the Ngaere Assets, Waihapa Assets and the EENZL Assets, the Commercial Contracts, Gas Export Pipeline, Ngatoro Spur Line, Oil Export Pipeline, TAWN Joint Venture, TAWN Land, the TAWN Deep Option Reservoirs and the Waihapa Production Facilities.

          Buyer agrees that Seller has the irrevocable and ongoing right to retain copies of all the Information and other Disclosure Materials for use of itself and its Affiliates for purposes of their own operations post Completion PROVIDED THAT Seller covenants that it will not without Buyer's prior written consent, disclose or permit the use or disclosure of such Information or other Disclosure Materials as relates to Company, the Ngaere Assets, Waihapa Assets and the EENZL Assets, other than to the extent required by law.

7.10      Name Change

          As soon as possible but in any event within 30 Business Days of Completion, Buyer shall ensure that the name of the Company is changed and that all signage and other materials located on or within the Ngaere Assets, the Waihapa Assets and EENZL Assets relating to

          Seller or any of its Affiliates is removed, and from Completion will ensure that the name of Seller and its Affiliates are not used in any form or context indicating any ownership of the Ngaere Assets, the Waihapa Assets and the EENZL Assets.


7.11      Income Tax Return

          Seller shall, in consultation with Buyer, prepare at its cost an income tax return for the Company for the income tax year ending on 31 December 2001. The Company or Buyer shall prepare income tax returns for subsequent periods but in consultation with Seller for any period which includes the Completion Date should the Completion Date be after 31 December 2001.

7.12      Metering Obligations

          Buyer agrees following Completion to procure the Company to install the fiscal meters at the time and in the manner required by the Agreement for Use of Omata Oil Storage Facilities that is included in the Commercial Contracts.

7.13      NGC Gas Agreement

          (a) Buyer acknowledges and agrees that the TAWN Operator is negotiating the terms and conditions of the gas transport agreement intended to govern the proposed arrangements regarding gas transportation and related matters among the TAWN Operator, Natural Gas Contracts Limited ("NGC") and Natural Gas Corporation of New Zealand Limited ("NGCNZ"), the current draft of which is attached as Appendix C ("NGC Gas Agreement").

          (b) Buyer further acknowledges and agrees for the period up until 30 June 2002 the TAWN Operator or the Company as proposed successor to EENZL as TAWN Operator (as contemplated by this Agreement) may execute the NGC Gas Agreement in the form attached in Appendix C or in such other form as the TAWN Operator, NGC and NGCNZ may agree, and as approved by Buyer, and Buyer shall procure that the Company executes the NGC Gas Agreement as soon as is practicable following Completion if the NGC Gas Agreement remains unexecuted at Completion. Subject to subclause (c) below, Buyer agrees that no claim against Seller shall arise as a consequence of such execution and performance of the NGC Gas Agreement.

          (c)       Buyer's acknowledgments and agreements regarding the NGC Gas
                    Agreement   are  made   subject   to  the   warranties   and
                    representations in warranty 11 of Schedule 5.

8         INDEMNITIES

8.1       Seller's Indemnity

                    Subject only to the limitations in Clauses 8 and 9, Seller indemnifies Buyer and its Affiliates against any and all claims, actions, damages, losses, liability, obligation or expenses suffered or incurred in respect of any breach of warranties given by it under Clause 9.1. Any payment Seller is required to make in relation to any claim under this clause 8.1 is to be made to Buyer in reduction and refund of the Purchase Price.

8.2       Buyer's Indemnity

          Subject only to the limitations in Clauses 8 and 9, Buyer indemnifies Seller and its Affiliates against any and all claims, actions, damages, losses, liability, obligation or expenses suffered or incurred in respect of any breach of warranties given by it under Clause 9.2. Any payment Buyer is required to make in relation to any claim under this clause 8.2 is to be made to Seller as an adjustment of the Purchase Price.

8.3       Consequential Loss

          Without limiting clause 12 and notwithstanding any other provision of this Agreement neither Seller and its Affiliates nor Buyer and its Affiliates shall under any circumstances be liable to the other Party or its Affiliates under, arising out of or in any way connected with this Agreement, the Ngaere Assets, the Waihapa Assets, the EENZL Assets or the EENZL Agreement for any indirect or consequential loss or damage whether arising in contract or tort (including negligence or breach of any statutory duty) or elsewhere. For the purposes of this Clause 8.3, consequential loss includes, but is not limited to, any delay in or any obligation or inability to produce or transport Petroleum, lost production, loss of use, loss of revenue or loss of profits howsoever arising.

8.4       Excluded Liabilities

          (a) Notwithstanding any other provision of this Agreement, Seller and its Affiliates shall not under any circumstances be liable to Buyer or its Affiliates for any costs, charges, expenses, liabilities or obligations which arise or relate to the physical condition or location of the Ngaere Assets, Waihapa Assets, EENZL Assets, or to Abandonment Costs or Environmental Claims, regardless of when such costs, charges, claims, expenses, liabilities or obligations arose.

          (b) Buyer shall indemnify and hold harmless Seller and its Affiliates against all costs, charges, expenses, liabilities and obligations of the type described in paragraph (a) above.

          (c) To the extent that EENZL would have any ongoing obligations under Section 11.04 (a) of the TAWN Joint Venture Operating Agreement following the transfers effected under the EENZL Agreement such obligations will be the responsibility of Buyer and Buyer shall indemnify and hold harmless Seller and its Affiliates (including EENZL) against all such obligations.

          (d) Subject to clause 8.4(a), as between Seller, Buyer and EENZL, Buyer shall be liable for all costs, charges, expenses, liabilities and obligations of the Company (excluding the obligation to pay the Purchase Price under the EENZL Agreement) which relate to the period commencing on or or after 16 November 2001.

          (e) Subject to clause 8.4(a), as between Seller, Buyer and EENZL, Seller and EENZL shall be liable for all costs, charges, expenses, liabilities and obligations of the Company which relate to the period before 16 November 2001.

8.5       Limitation on Claims

          The right of either Buyer or Seller, as the case may be, to claim for and seek indemnity in respect of any claim, action, damage, loss, expense, liability, or obligation whatsoever (each a "claim") (whether relating to a breach of Seller's or Buyer's warranties, as the case may be, in Schedules 4 and 5 or otherwise) is limited as follows:

          (a) Buyer or Seller, as the case may be, must give written notice to other Party of the specific claim in question with reasonable details of the relevant claim, including, if possible, Buyer's or Seller's estimate of the amount of the claim, on or before 18 months after the Completion Date;

          (b) Buyer or Seller, as the case may be, may only bring a claim or seek an indemnity for an event or circumstances or series of events or circumstances if the amount reasonably claimed exceeds US$100,000 excluding GST (if any);

          (c) the maximum aggregate amount that Buyer or Seller, as the case may be, may recover in total from the other Party in relation to one or more claims is the amount of the Purchase Price less the aggregate amount of any claims previously paid under or in relation to this Agreement;

          (d) where a claim relates to a breach of Seller's warranties, the quantum of any liability Seller has to Buyer under or in relation to this Agreement will be determined by reference to the loss or damage suffered by Buyer or the Company which results from the facts, matters or circumstances on which the claim is based not being as warranted and it will not be necessary for Buyer to establish loss or damage by way of diminution in the value of the Shares;

          (e) each of Seller's or Buyer's warranties, as the case may be, is given subject to:

                    (i) anything done, or omitted to be done, either under any provision of this Agreement or after the date of this Agreement at the request of, or with the approval of either Buyer or Seller, as the case may be;

                    (ii) any matter to the extent that it was taken into account in calculating the amount of any allowance, provision or reserve, or was noted in, any financial statements included in the Disclosure Materials;

          (f) the only relief available arising from any breach of a Seller's warranty is a right of Buyer to claim under Clause
                    8.1. Buyer has no right to cancel this Agreement (whether before or after Completion) as a result of any matter giving rise to a claim under a Seller's warranty;

          (g) a breach of Seller's or Buyer's warranties shall not give rise to any other or separate cause of action for damages or other relief from misrepresentation or breach of representation or warranty or otherwise;

          (h) no claim may be made to the extent that the relevant event would not have arisen but for:

                    (i) a breach of the law or contract, or commission of a tort by Buyer or Seller or the Company;

                    (ii) any obligation or commitment entered into by Buyer or Seller or the Company after Completion;

                    (iii) Buyer, Seller or the Company admitting liability without the prior written consent of the other; or

                    (iv)      a change in the law occurring  after the Effective
                              Date;

          (i) Buyer or Seller shall not recover more than once in respect of any one matter giving rise to a claim;

          (j) in assessing any damages recoverable for any claim there is to be deducted any savings by, or net benefit to, Buyer or Seller or the Company or any current or former Affiliate of Buyer;

          (k) if in relation to any matter which would otherwise give rise to a claim under this clause 8.5, Buyer or Seller or the Company is entitled to make recovery or claim indemnity, including indemnity under a policy or insurance (or would have been so entitled if it had maintained in place a policy or policies providing equivalent cover to Seller's or Buyer's or the Company's policies of insurance current at Completion), the recovery or claim then will reduce to the extent of the recovery or claim or extinguish any such claim. Buyer or Seller, as the case may be, shall use its reasonable endeavours to recover or procure the recovery of all claims from insurers or other persons; and

          (l) if either Seller or Buyer makes any payment as a result of a claim (the "Payment") and Buyer or Seller or the Company receives any benefit otherwise than from Seller or Buyer which would not have been received but for the circumstance giving rise to the claim in relation to which the Payment was made Buyer or Seller, as the case may be, will, once such benefit has been received, immediately pay to Seller or Buyer an amount equal to the lesser of the Payment and the amount of such benefit.

8.6       Notice of circumstances

          Either Buyer or Seller shall give notice to Seller or Buyer as soon as reasonably practicable after it becomes aware of circumstances that could reasonably be expected to form the basis of a claim under this Agreement, regardless of value.

8.7       Conduct of Claims

          If Buyer, Seller or the Company receives a claim which may give rise to a claim against Seller or Buyer under this Agreement (except a claim in relation to Tax, in which case clause 12.1(f) applies), Buyer or Seller, as the case may be, must within 10 Business Days of receipt notify the other Party of the claim giving full details so far as practicable and, if Seller or Buyer, as the case may be, agrees to indemnify the other Party to that other Party's reasonable satisfaction against all and any costs, charges and expenses which may be incurred or for which it may become liable, Buyer or Seller shall take such action as Seller or Buyer, as the case may be, reasonably instructs to avoid, dispute, resist, appeal against, compromise or defend any such claim and as applicable any adjudication in respect of it.

8.8       Continuing Indemnities and Survival of Indemnities

          (a) Subject to Clause 8.4, each indemnity of Seller or Buyer contained in this Agreement is a continuing obligation of Seller or Buyer despite:
                    (i)       any settlement of account; or
                    (ii) the occurrence of any other thing, and remains in full force and effect until all money owing, contingently or otherwise, under any indemnity has been paid.

          (b) Subject to Clause 8.4 each indemnity of Seller or Buyer contained in this Agreement:
                    (i) is an additional, separate and independent obligation of Seller or Buyer and no one indemnity limits the generality of any other indemnity; and

                    (ii) survives the termination of this Agreement.

          (c) Each Party acknowledges that it must take such steps to mitigate any loss the subject of any indemnity in its favour as it would be obliged to take, if the loss in question gave rise to a claim for damages, rather than a right of indemnity.

8.9       Input Tax Credits

          For the avoidance of doubt any indemnities given by a Party under this Agreement exclude any liability to indemnify the other Party to the extent of any GST input tax credits which may be claimed by the other Party in respect of the claim.

9         WARRANTIES

9.1       Seller

          Seller makes the warranties set forth in Schedule 5 in favour of Buyer as at the Execution Date and, subject to the following, as at the Completion Date. Seller shall promptly disclose to Buyer any notices or claims received by Seller between the Execution Date and Completion Date in respect of the warranties in Schedule 5. Such warranties are made subject to the qualifications made in this Agreement.

9.2       Buyer

          Buyer makes the warranties set forth in Schedule 4 in favour of Seller as at the Execution Date and subject to the following, as at the Completion Date. Buyer shall promptly disclose to Seller any notices or claims received by Buyer between the Execution Date and Completion Date in respect of the warranties in Schedule 4. Such warranties are made subject to the qualifications made in this Agreement.

9.3       No Warranty Unless Expressly Included

          (a) Save as and to only the extent set forth in Clause 9.1, Seller and its Affiliates make no representations or warranties in respect of any matter or thing and disclaims all liability and responsibility for any representation, warranty, statement, opinion, information or advice made or communicated (orally or in writing (including, without restriction, electronically)) to any person including Buyer, its Affiliates or any officer, stockholder, director, employee, agent, consultant, counsel or adviser of Buyer or its Affiliates (including, without limiting the generality of the foregoing, any representation, warranty, statement, opinion, information or advice made and communicated to Buyer by any officer, stockholder, director, employee, agent, consultant, counsel or adviser of Seller) and Buyer acknowledges and affirms that it has not relied upon any such representation, warranty, statement, opinion, information or advice in entering into or carrying out the transactions contemplated by this Agreement.

          (b) Buyer acknowledges and affirms that it has made its own independent investigation, analysis and evaluation of the geological, geophysical and engineering interpretations, economic valuations provided by EENZL (excluding the underlying assumptions upon which such valuations and cost allocations are based), physical condition of equipment and assets, assessment of tax matters, legal and contractual rights, obligations and liabilities and prospects for any of the Ngaere Assets, the Waihapa Assets, or the EENZL Assets or any interest of Seller in the Commercial

                    Contracts, Gas Export Pipeline, Ngatoro Spur Line, Oil Export Pipeline, TAWN Joint Venture, TAWN Land, the TAWN Deep Option Reservoirs and the Waihapa Production Facilities and acknowledges and affirms, that in making the decision to enter into the Agreement, it has relied to that extent upon its independent investigation and those of its representatives, including professional, legal, Tax, financial, business and other advisers.

          (c) Any breach of warranty shall not be enforceable against Seller to the extent that it is shown that the inaccuracy, error or omission underlying the alleged breach was known by Buyer at the time Buyer entered into this Agreement.

          (d) The warranties and any liabilities of Seller are subject to the matters contained or referred to in the Disclosure Materials, and the warranties do not apply to those matters. Any breach of warranty will not be enforceable against Seller to the extent that it is shown that the inaccuracy, error or omission underlying the alleged breach was disclosed in the Disclosure Materials.

          (e) Buyer acknowledges that it has had the opportunity to examine the Disclosure Materials, seek independent advice in relation to the Shares, the Company, the Ngaere Assets, the Waihapa Assets and the EENZL Assets, conduct a due diligence exercise in relation to the Shares, the Ngaere Assets, the Waihapa Assets and the EENZL Assets and to obtain information in respect of those matters that Buyer considers relevant, and that a buyer would reasonably consider relevant, to entering into this Agreement and that it has knowledge and experience in international and New Zealand oil and gas exploration, development, production, transportation, storage, marketing and in financial and other business matters and is therefore capable of evaluating the merits and risks associated with entering into this Agreement;

          (f) Without prejudice to any other provision of this Agreement, Seller makes no representations or warranties as to:

                    (i) the amounts of reserves attributable to and the field life of the Ngaere Assets, the Waihapa Assets or the EENZL Assets or the availability of Petroleum;
                    (ii) any geological, geophysical, engineering, economic, fiscal or other interpretations, forecasts or evaluations;
                    (iii) the physical condition of any equipment, material, fixtures, fittings, wells or other items included in the Ngaere Assets, the Waihapa Assets or the EENZL Assets;
                    (iv) the extent of the liabilities and obligations and rights and benefits under the Ngaere Permit and the Waihapa Permit, the TAWN Joint Venture Operating Agreement, the Commercial Contracts, the EENZL Assets, the EENZL Agreement and the TAWN Land arrangements;
                    (v) future matters, including future or forecast costs (including but not limited to, Abandonment Costs), revenues, profits, or environmental remediation or rehabilitation costs; or
                              terms or  availability  of markets for  Petroleum,
                    (vi) pipeline access, transportation, storage or wharfage rights whether through Seller, Affiliates of Seller or otherwise (except as may be specifically provided for in the Commercial Contracts;

                    in so far as they relate to any of the Ngaere Assets, the Waihapa Assets, or the EENZL Assets or any interest of Seller in the Commercial Contracts, Gas Export

                    Pipeline, Ngatoro Spur Line, Oil Export Pipeline, TAWN Joint Venture, TAWN Land, the TAWN Deep Option Reservoirs and the Waihapa Production Facilities.

9.4       Knowledge

          Where any warranty is qualified by any reference to the knowledge or awareness or belief of Seller, this shall mean the knowledge or awareness of the directors of Seller and its New Zealand incorporated Affiliates, and there shall be implied in that warranty or representation a warranty that such individual has made reasonable enquiries within the professional organisation of Seller and its New Zealand incorporated Affiliates concerning the subject matter of that knowledge, awareness or belief.

9.5       Duration

          The warranties set forth in Schedules 4 and 5 shall survive the Completion Date for a period of 18 months and then terminate except that any warranties provided in Clause 10 of Schedule 5 shall survive for the period ending the sooner of:

          (a) the date after which the Inland Revenue or other relevant public body is no longer able to issue an assessment or similar notice in respect of the period or event giving rise to the claim; and

          (b)       eight years after the Execution Date.

10        PROPERTY

          On Completion, property in the Shares and all entitlements and obligations associated with ownership of the Shares passes to Buyer.

11        COSTS, EXPENSES AND DELAYED PAYMENT

11.1      Costs and Expenses

          Each Party shall pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this Agreement, the Documents or other agreements or instruments entered into or signed in order to effect the transactions contemplated by this Agreement.

11.2      Late Interest

          Without prejudice to any other rights under this Agreement, if any amount payable under this Agreement is not paid when due, the defaulting Party shall pay interest on a daily basis on such amount from the due date of payment (after as well as before judgement) until and including the date of payment at a rate equal to two percent (2%) per annum over the Agreed Rate.

12        TAX

12.1      Indemnity

          (a) Notwithstanding any other provisions in this Agreement, including (without limitation) Clauses 8.3 and 9, but subject to clause 12.5, Seller indemnifies Buyer and undertakes to keep Buyer at all times fully and effectively indemnified from and against any Taxation or Taxation claim, whether made against Buyer or the Company or any other person in respect of the Company, which:

                    (i) wholly or partly (in which event the liability of Seller shall be limited to that part) arises from or relates to any actual or deemed income, profits or gains earned, received or arising on or before the Execution Date; or

                    (ii) is wholly or partly (in which event the liability of Seller shall be limited to that part) attributable to any event occurring on or before the Execution Date,

                    (iii) wholly or partly (in which event the liability of Seller shall be limited to that part) relates to any period ending on or before the Execution Date;

                    except to the extent that the Taxation has been paid by the Company on or prior to the Completion Date.

          (b) Notwithstanding any other provisions in this Agreement, including (without limitation) Clauses 8.3 and 9, but subject to clause 12.5, Seller indemnifies Buyer and undertakes to keep Buyer at all times fully and effectively indemnified from and against any income tax or income tax claim (including items referred to in subclause (c) of the Tax definition insofar as it relates to any income tax or income tax claim) made against the Company which:

                    (i) wholly or partly (in which event the liability of Seller shall be limited to that part) arises from or relates to any actual or deemed income, profits or gains earned, received or arising in the period from the Execution Date to and including 31 December 2001 ; or

                    (ii) is wholly or partly (in which event the liability of Seller shall be limited to that part) attributable to any event occurring from the Execution Date to and including 31 December 2001;

                    (iii) wholly or partly (in which event the liability of Seller shall be limited to that part) relates to the period from the Execution Date to and including 31 December 2001;

                    except to the extent that the income tax has been paid by the Company on or prior to the Completion Date.

          (c) Seller will not be required to meet any claim under clause 12.1(a) or 12.1(b) to the extent that:

                    (i) the Taxation would not have arisen, or would have been reduced or eliminated but for a failure by the Company after the Completion Date to make a claim or election or to give any notice or consent, the making or giving of which was notified by Seller in writing to Buyer five Business Days prior to the Execution Date, or where the making or giving of which will not adversely affect the Company is notified by Seller in writing to Buyer ten Business Days prior to the date the claim or election or notice of consent was required to be made or given;

                    (ii) Buyer or the Company will receive or has received a reduction in Tax payable after the Completion Date in relation to the matters giving rise to the claim, however only the net present value to the Company or Buyer of the reduction in Tax payable as at the date the Tax giving rise to the claim is payable shall be taken into account;

                    (iii) the Taxation relates to an amount of income or an asset that was not taken into account in the calculation of the Purchase Price where the benefit of the income or asset arising after the Effective Date is equal to or in excess of the amount of the claim;

                    (iv) any relief available to the Company in relation to a period ended on or before 31 December 2001 which has not been taken into account in the calculation of the Purchase Price and which is able to relieve or mitigate that Taxation liability;

                    (v) it is for any Tax loss or memorandum account balance of the Company which is eliminated as a result of the transfer of Shares pursuant to this Agreement;

                    (vi) the Company or Buyer, without the written consent of Seller has made a payment (except to the extent required by law) or admission of liability in respect of a Taxation claim or has taken other steps (including failing to notify Seller) which may in any way prejudice any objection to it or defence to that Taxation claim;

                    (vii) the Company, without the written consent of Seller after the Completion Date amends or requests an amendment to any return filed prior to Completion by the Company with the Inland Revenue Department or other relevant revenue authority, other than an amendment required by law.

          (d) Any payment Seller is required to make in relation to any claim under this clause 12.1:

                    (i) subject to clause 12.1(d)(ii), must be made at least 3 Business Days before the date on which the Taxation in respect of which the payment is required to be made is due for payment;

                    (ii)      where  the   amount   of   Taxation   is   payable
                              immediately, is to be paid to Buyer on demand being made by Buyer; and

                    (iii) is to be made to Buyer in reduction and refund of the Purchase Price.

                    Provided however that in any case Seller may satisfy a claim for an income tax liability by way of offsetting tax losses of Seller or its Affiliates with the net income of the Company to the extent the requirements of the Tax Act are satisfied.

          (e) Buyer may not make a claim under this clause 12.1 after the sooner of the following:

                    (i) the date after which the Inland Revenue Department or other relevant public body is no longer able to issue an assessment or similar notice in respect of the period or event giving rise to the claim; and

                    (ii)      8 years after the Execution Date.

          (f) Seller shall have the right to control all aspects of any Taxation claim giving rise to a claim under clause 12.1, including whether and how a Taxation claim is disputed and the appointment of counsel provided that Seller shall consult with the Company in respect of the decisions made by Seller and will take into account all reasonable concerns and issues raised by Buyer in all action that is taken by Seller following consultation.

          (g) For the purposes of any claim by Buyer under this clause 12.1, Taxation will be deemed to be suffered or incurred by or arise in respect of Buyer to the extent that Taxation is suffered or incurred by the Company. It will not be necessary for Buyer to establish loss or damage to itself whether by way of diminution of the Shares or otherwise, and the amount of the Taxation suffered or incurred by or arising in respect of Buyer will be deemed to be equal to the Taxation suffered or incurred by the Company.

          (h) Seller's aggregate liability under clause 12.1 is limited to the net overall increased liability for Taxation incurred by the Company in respect of the period prior to and including 31 December 2001 (not taking into account non-income tax amounts in relation to the period from the Execution Date).

12.2      Refunds

          Buyer acknowledges that the Company may be entitled to receive refunds of Taxes for operations before the Execution Date or in respect of supplies made pursuant to the EENZL Agreement or Southern Petroleum (Ohanga) Share Sale Agreement and that to the extent that these refunds have not been taken into account pursuant to Clause 12.1(c) that these refunds are for the benefit of Seller and agrees to co-operate and procure the Company to co-operate with Seller to obtain the refunds and reimburse refunds obtained to Seller forthwith upon receipt by Buyer or the Company.

12.3      Gross Up

          (a) If Seller is required by New Zealand law to make any deduction or withholding from any sum payable by it to Buyer under clause 8.1 or 12.1; or

          (b) Buyer is required by New Zealand law to characterise any amount received or receivable from Seller under clause 8.1 or 12.1 other than as an adjustment to the Purchase Price and is required by New Zealand law to make any payment of income tax in the income year of receipt on or in relation to such amount;

          then the sum payable by Seller will be increased to the extent necessary to ensure that after Seller has made the deduction, withholding or payment, or Buyer has paid the income tax, Buyer receives and retains (free of any liability for any such deduction, withholding or payment) a net sum equal to the sum that Buyer would have received and so retained had no such deduction, withholding or payment been made.

12.4      Refund of Gross Up

          Where any additional amount is payable by Seller under clause 12.3, Buyer shall refund to Seller any payment made under that clause 12.3 to the extent Buyer itself obtains a refund, set-off, deduction or credit in respect of any deduction, withholding or payment referred to in clause 12.3 and the refund by Buyer shall be made within 5 Business days of the date on which Buyer receives the benefit of that refund, set-off, deduction or credit in respect of the deduction, withholding or payment.

12.5      Limitation on Claims

          In the event that Buyer is entitled to make a claim under clause 8.1 for a breach by Seller of the warranties given under clause 9.1, and when any such act, failure or omission by Seller giving rise to Buyer's claim, simultaneously or consequently amounts to a breach of Seller's indemnity under clause 12.1, then rather than being entitled to make further or additional claim against Seller, Buyer shall be entitled to make claim against Seller under either clause 8.1 or clause 12.1, but not both, and any such claim made by Buyer shall constitute Buyer's entire claim against Seller in terms of such breach.

13        CONFIDENTIALITY AND ANNOUNCEMENTS

13.1      Agreed Announcements

          Subject to Clause 13.2, no Party shall, without the written consent of the other Party, issue or make any public announcement or statement regarding this Agreement.

13.2      Legal Requirements

          (a) If a Party is required to issue or make an announcement or statement in respect of this Agreement in order to comply with:

                    (i)       applicable law; or

                    (ii) the requirements of any recognised stock exchange on which the securities of a Party or any of its Affiliates are listed;

                    then the Parties shall agree on the form and substance of such announcement or statement and a copy of the same shall be furnished to the other Party prior to publication or release. Each Party agrees to use its reasonable endeavours to approve the form and substance of a required announcement or statement as soon as possible so that Parties are able to comply with statutory and stock exchange requirements.

          (b) If a Party is required to issue or make an announcement or statement as contemplated by sub-clause (a) and, despite using its best endeavours, has been unable to agree the form and substance of the announcement or statement with the other Party prior to the latest time by which such announcement or statement must be made, the Party required to do so may then issue or make the announcement or statement provided that:

                    (i) the other Party is first notified and furnished with a copy of the announcement or statement; and

                    (ii) to the maximum extent possible, the announcement or statement minimises the disclosure relating to this Agreement.

13.3      Parties to Keep Confidential

          Subject to Clauses 13.1 and 13.2, the Parties agree that the Information and all information and documents which have been disclosed or provided to them or any person acting on their behalf in accordance with this Agreement or in the course of communications or negotiations in connection with the evaluation or sale of the Shares or any of the other former Fletcher Challenge Energy assets, including, without limitation, this Agreement and all documents and information disclosed pursuant to the Confidentiality Agreement (which information and documents are, for the purposes of this Clause 13, deemed to be included in the definition of Information) or the Rimu Confidentiality Agreement must be kept strictly confidential, must not be sold, traded, published or otherwise disclosed to anyone in any manner whatsoever, or photocopied or reproduced in any way without either Seller's or Buyer's prior written consent as the case may require, except as provided in Clauses 13.4 and 13.5.

13.4      Permitted Disclosure

          Buyer may disclose the Information without Seller's prior written consent only to the extent such Information:

          (a) was already known to Buyer as of the date of disclosure under the Confidentiality Agreement or this Agreement;

          (b) is already in the possession of the public or becomes available to the public other than through the act or omission of Buyer or any Affiliate or any of their directors, employees, agents or advisers in contravention of this Agreement;

          (c) is required to be disclosed under applicable law, by order of a court of competent jurisdiction or by a governmental order, decree, regulation or rule, including, without limitation, any regulation or rule of any regulatory agency, securities commission or stock exchange on which the securities of Buyer or its Affiliate are quoted;

          (d)       is  acquired  independently  from a third  party  whom Buyer
                    reasonably    believed   was   under   no    obligation   of
                    confidentiality to Seller related thereto; or

          (e) is Information as defined in Clause 1.2 and all information and documents which have been disclosed by Seller to Buyer, provided Completion has occurred.

13.5      Advisers

          Prior to Completion Buyer is entitled to disclose the Information without Seller's prior written consent to such of the following persons who have a clear need to know in order to give effect to the provisions of this Agreement provided that the disclosure is limited to the extent strictly required by each such person:

          (a)       employees, officers and directors of Buyer;

          (b)       employees, officers and directors of an Affiliate;

          (c)       any professional adviser or auditor;

          (d)       any bank financing Buyer's acquisition of the Shares.

          Prior to making any such disclosure under sub-clause (d), however, Buyer shall obtain an undertaking of strict confidentiality from each person to whom disclosure of the Information is to be made expressly conferring the right to enforce such undertaking directly on Seller and each of the parties to the TAWN Joint Venture Operating Agreement and the Commercial Contracts.

13.6      Responsibility for Third Parties

          Buyer is responsible for ensuring that all persons to whom the Information was disclosed under the Confidentiality Agreement or is disclosed under this Agreement will keep such information confidential and will not disclose or divulge the same to any unauthorised persons and Buyer indemnifies Seller and its Affiliates against any and all damages, losses or expenses suffered or incurred as a result of unauthorised disclosure by such persons.

13.7      Responsibility for Affiliate

          When Buyer discloses the Information to employees, officers and directors of a Affiliate Buyer is responsible for the adherence of such employees, officers and directors of the Affiliate to the terms of this Agreement and Buyer indemnifies Seller and its Affiliates against any and all damages, losses or expenses suffered or incurred as a result of unauthorised disclosure by such persons.

13.8      Termination

          If this Agreement is terminated or the Shares are not transferred in accordance with Clause 7 or the Shares are re-transferred to Seller, Buyer shall cease using the Information and Seller may demand the return thereof upon giving written notice to Buyer. Upon receipt of such notice, Buyer shall as soon as practicable and within a period not exceeding 30 days from the date of receipt of such notice:

          (a) retrieve all Information disseminated to persons and other third parties pursuant to Clause 13.5;

          (b)       return to Seller all of the Information disclosed;

          (c) destroy or return, as directed by Seller, to Seller all copies and reproductions of the Information made by Buyer and any persons and other third parties pursuant to Clauses 13.5; and

          (d)       purge all computer data banks of the Information.

13.9      Survival of Clause 13

                    The provisions of this Clause 13 will survive any termination of this Agreement until 6 years from 1 May 2001 or from the date of Completion of this Agreement, whichever first occurs provided that any information relating to the other former Fletcher Challenge Energy assets shall continue to be governed by the Confidentiality Agreement or the Rimu Confidentiality Agreement as the case may require.

14        GENERAL

14.1      Notices

          Any notice or other communication, including, but not limited to, any request, demand, consent or approval, to or by a Party:

          (a)       must be legible and in English addressed as shown below:

                  (i)      if to Seller or Seller Guarantor:

                           Address: c/o Southern Petroleum No Liability 3 Queens Wharf
                                            Wellington
                                            New Zealand

                           Attention:       David Llewellyn/Alan Bewley

                           Facsimile:       (04) 463 4039

                  (ii)     if to Buyer or Buyer Guarantor:

                           Address:         113-119 The Terrace
                                            Level 19
                                            PWC Tower
                                            Wellington

                           Attention:       James P Mitchell

                           Facsimile:       (04) 472 7401

                    or as specified to the sender by any Party by notice;

          (b)       must be signed by a Director or duly authorised signatory;

          (c) is regarded as being given by the sender and received by the addressee:

                    (i) if by delivery in person - a notice delivered personally or by courier is deemed to have been received by the Party to which it is addressed at the time and on the date that the notice is handed to an authorised officer, representative or employee of the Party to which it is addressed;

                    (ii) if by post - a notice sent by registered mail, in the absence of proof to the contrary, is deemed to have been received by the Party to which it is sent at the time when the letter is shown by the return receipt to have been delivered to that Party's address;

                    (iii) if by facsimile transmission - subject to paragraph (e), in the absence of proof to the contrary, on the date of despatch if the recipient's acknowledgment of receipt appears on the sender's copy of the notice or on the activity record printout of the sender's machine, or the activity record printout of the sender's machine shows a successful transmission to the recipient's facsimile machine on the date indicated on the printout, but if the time of despatch is after 4:00pm in the place to which the facsimile is sent, it is deemed to have been received at the commencement of business on the next business day in the place to which it is sent;

          (d) for the purposes of this Clause, if the date of deemed receipt is a Saturday or Sunday or a public or bank holiday in the place of receipt, the notice is deemed to have been received at the commencement of the next Business Day in that place; and

          (e) in the case of indecipherable facsimiles which are identifiable as having been sent by a Party, the notice is deemed not to have been received by the addressee if the addressee notifies the sender within twenty-four (24) hours after receipt that the facsimile has been received in that form and despatches a copy of the facsimile received to the sender.

14.2      Governing Law and Jurisdiction

          (a) This Agreement is governed by the laws in force from time to time in New Zealand.

          (b)       Each  Party   irrevocably   submits  to  the   non-exclusive
                    jurisdiction of the courts of New Zealand.

14.3      Arbitration

          (a) If a dispute arises between the Parties out of or in connection with any matter set out in this Agreement
                    (including any dispute as to its existence or validity) ("the Dispute") any Party may give written notice to the others stating the subject matter and details of the Dispute and requiring that the Dispute be referred to arbitration. The arbitrator shall be appointed by the Parties, or failing agreement within ten Business Days after, and exclusive of, the date of service of the written notice shall be appointed at the request either Party by the president for the time being of the Arbitrators' and Mediators' Institute of New Zealand or his or her nominee. The arbitration shall be conducted as soon as possible, at Wellington, in accordance with the provisions of the Arbitration Act 1996.

          (b) The award of the arbitrator shall be an award with reasons, which reasons shall form part of the award. The award of the arbitrator shall be final and binding on the Parties and, to the extent that it is lawful to do so, the Parties waive any right of appeal or review.

          (c)       The  Parties  shall bear their own costs and an equal  share
                    (as between Buyer and Seller) of the costs of the award in relation to the arbitration, unless the arbitrator determines that a Party shall bear some proportion of, or all of, the costs of any other Party because of impropriety, lack of cooperation or unreasonable conduct by that Party.

14.4      Waivers

          No failure to exercise and no delay in exercising any right, power or remedy under this Agreement will operate as a waiver nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

14.5      Variation

          A variation of any term of this Agreement must be in writing and signed by each Party.

14.6      Assignment

          No Party may assign its rights under this Agreement prior to Completion and settlement of all Accounts herein. This Agreement binds each Party and its successors.

14.7      Entire Agreement

          This Agreement and the Confidentiality Agreement embodies the entire agreement between the Parties with respect to the subject matter of this Agreement and the Parties acknowledge that these two agreements supersede and cancel any prior agreement, arrangement or understanding, whether formal or informal, or whether express or implied with respect to the subject matter or any provision of this Agreement.

14.8      Further Actions

          Following the Completion Date, at the request of Buyer, Seller will deliver any further instrument as reasonably required and take all other reasonable actions as may be necessary to vest in Buyer good title to the Shares and to give effect to the provisions of this Agreement.

14.9      Privity

          The provisions of this Agreement are also for the benefit of, and are intended to be enforceable by, Affiliates of Seller against Buyer under the Contracts (Privity) Act 1982.

15.       SELLER GUARANTOR

15.1      Guarantee

          In consideration of Buyer entering into this Agreement and each of the Documents at the request of Seller Guarntor, Seller Guarantor:

          (a) unconditionally and irrevocably guarantees to Buyer on demand the due and punctual performance by Seller of all its obligations under this Agreement and each of the Documents; and

          (b) separately indemnifies Buyer against any claim, action, damages, loss, expense, liability or obligation which may be incurred or sustained by Buyer in connection with any default or delay by Seller in the due and punctual performance of any of its obligations under this Agreement and each of the Documents.

15.2      Liability unaffected by other events

          The liability of Seller Guarantor under this Clause 15 is not affected by any act, omission or thing which, but for this Clause 15, might in any way operate to release or otherwise exonerate or discharge Seller Guarantor from any of its obligations including without limitation, the entry into any of the Documents in a form not approved by Seller Guarantor, the grant to Seller or any other person of any time, waiver or other indulgence, or the discharge or release of Seller or any other person from any obligation.

15.3      Continuing guarantee and indemnity

          The guarantee and indemnity constituted by this Clause 15:

          (a) extends to cover Seller's obligations under this Agreement and each of the Documents, all as may be amended, varied or replaced, whether with or without the consent of Seller Guarantor; and

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

          (b) is a continuing guarantee and indemnity and, despite Completion, re-transfer of the Shares to Buyer, transfer of any part or all of the Shares or termination of this Agreement, remains in full force and effect for so long as Seller or any successor or permitted assignee of Seller has any actual or contingent liability or obligation to Buyer or its Affiliates, sucessors or assigns under this Agreement.

15.4      Warranties by Seller Guarantor

          Seller Guarantor makes the warranties set forth in Schedule 5 (as if each reference therein to Buyer were to Seller Guarantor) in favour of Buyer as at the Execution Date and as at the Completion Date.

16.       NO CONFLICT

          In each and every event where:

          (a) there is a conflict between the provisions of this Agreement and the provisions of the EENZL Agreement; or

          (b) this Agreement does not contain a provision dealing with a specific point,

          the provisions of this Agreement shall, in each and every event, prevail to the intent that as among the Parties and their Affiliates, the rights and obligations in respect of the EENZL Assets shall be deemed to be governed by the provisions of this Agreement and not the EENZL Agreement.


THE PARTIES HAVE EXECUTED THIS AGREEMENT:

EXECUTED UNDER THE NAME AND SEAL OF BY SOUTHERN PETROLEUM NO LIABILITY by its undersigned Attorney who has not received any notice of revocation of the Power of Attorney under which this Instrument is signed:


/s/ D.J. Llewellyn                               /s/ A.L. Bewley
-------------------------------                  -------------------------------
Signature of Attorney                            Signature of Witness


David James Llewellyn                            Alan Leonard Bewley
-------------------------------                  -------------------------------
Name of Attorney                                 Name of Witness



EXECUTED UNDER THE NAME AND SEAL OF BY ENERGY EXPLORATION NZ LIMITED by its undersigned Attorney who has not received any notice of revocation of the Power of Attorney under which this Instrument is signed:

/s/ D.J. Llewellyn                               /s/ A.L. Bewley
-------------------------------                  -------------------------------

Signature of Attorney                            Signature of Witness


David James Llewellyn                            Alan Leonard Bewley
-------------------------------                  -------------------------------
Name of Attorney                                 Name of Witness


EXECUTED BY SWIFT ENERGY NEW ZEALAND LIMITED by:



/s/ Don Morgan                                   /s/ James P. Mitchell
------------------------------                   -------------------------------
Signature of Director                            Signature of Director

Don Morgan                                       James P. Mitchell
------------------------------                   -------------------------------
Name of Director                                 Name of Director


EXECUTED BY SWIFT ENERGY COMPANY by:

/s/ Terry E. Swift
-------------------------------
Signature of Director


Terry E. Swift
-------------------------------
Name of Director




EXECUTED BY ENERGY EXPLORATION NZ LIMITED by its undersigned Attorney who has not received any notice of revocation of the Power of Attorney under which this Instrument is signed.

/s/ D.J. Llewellyn                               /s/ A.L. Bewley
-------------------------------                  -------------------------------
Signature of Attorney                            Signature of Witness


David James Llewellyn                            Alan Leonard Bewley
-------------------------------                  -------------------------------
Name of Attorney                                 Name of Witness









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